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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Prospectus and Registration Statement on Form S-3 of National Data Corporation of our report dated February 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of CIS Technologies, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in CIS Technologies, Inc.'s Annual Report on Form 10-K and Annual Report to Stockholders. We also consent to the reference to our firm under the caption "Experts."


                                            /s/ Coopers & Lybrand L.L.P.
                                            ----------------------------
                                            COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
October 4, 1996